UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2023

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13190 SW 68th Parkway

Suite 110

Tigard, OR   97223

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503- 505-5670

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange
7.25% Convertible Senior Notes due 2024	AJXA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2023, Great Ajax Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Ellington Financial Inc. (“EFC”), pursuant to which the Company agreed to sell and issue to EFC, in a registered direct offering (the “Registered Offering”), an aggregate of 1,666,666 shares of common stock, $0.01 par value per share, of the Company, at a purchase price per share of $6.60 (the “Shares”). The aggregate proceeds to the Company from the Registered Offering are expected to be approximately $11.0 million, before deducting estimated offering expenses payable by the Company. The Company intends to use the proceeds from the sale of the Shares to acquire mortgage-related assets having characteristics substantially similar to those comprising the Company’s loan portfolio, subject to the availability of appropriate investment opportunities consistent with the Company’s objectives. Pending these uses, the Company intends to invest the net proceeds in readily marketable, interest bearing, short-term investment grade securities or money market accounts that are consistent with the Company’s intention to qualify as a real estate investment trust for U.S. federal income tax purposes. Such temporary investments are expected to provide a lower net return than the Company anticipates achieving from the Company’s targeted investments.

The Shares were offered by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-240999) and a prospectus supplement dated October 20, 2023.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company and EFC. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

A copy of the legal opinion and consent of Mayer Brown LLP, counsel to the Company, relating to the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that the Company anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
5.1	Opinion of Mayer Brown LLP
10.1	Securities Purchase Agreement by and between Great Ajax Corp. and Ellington Financial Inc. dated October 20, 2023
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AJAX CORP.
Date: October 20, 2023

	By:	/s/ Mary Doyle
	Name:	Mary Doyle
	Title:	Chief Financial Officer